UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026, 2026 (September 20, 2026)

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54923	20-3537265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

305-537-6832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

Warrants, each exercisable for one share of Common Stock

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2026, Cuentas, Inc. (the “Company” or “Cuentas”) entered into a Power-as-a-Service and Colocation Services Agreement (the “Agreement”) with Power Upp USA, Inc., a Florida corporation (“PWRU”). The Agreement provides for PWRU to provide the Company with power-as-a-service, including the supply of generated electrical energy, and onsite colocation hosting for Company-provided equipment at PWRU’s West Texas powered-land project site located in Seminole, Texas.

Under Service Order No. 1 to the Agreement (the “Service Order”), PWRU will provide power-as-a-service for up to ten (10) container sets, with each container set having contracted demand of 2.4 megawatts (2,400 kWe). If all ten container sets are deployed, the aggregate maximum contracted demand will be 24.0 megawatts. Each container set is expected to accommodate approximately 420 ASIC miners, with an anticipated total of approximately 4,200 ASIC miners across ten container sets.

Deployment is contemplated on a staged basis, with one container set targeted for deployment every 90 days following the Service Commencement Date for the first deployed container set, subject to the terms and conditions of the Agreement and Service Order. Each container set will have its own Service Commencement Date when it has been installed, energized, commissioned and made available for delivery of power and colocation services, subject to applicable conditions precedent.

The commercial terms provide for a one-time charge of $500,000 per container set for 432 customer-owned ASIC miners procured, staged, configured and commissioned for the Company, together with a $90,000 security deposit allocation per container set, unless otherwise agreed in writing. If all ten container sets are deployed, the aggregate anticipated one-time charges are $5.0 million for the ASIC miners and $900,000 for security deposits. Mobilization fees are included.

Recurring charges per container set include a colocation and administration charge equal to 5% of Gross Mining Revenues attributable to the applicable container set plus $2,500 per month, an energy charge of $0.05 per kilowatt-hour delivered to the Company’s ASIC miners, subject to contractual adjustments, and applicable pass-through taxes. The Agreement provides for annual CPI-based adjustments to the energy charge and fixed monthly colocation and administration charge, subject to specified minimum and maximum adjustments, as well as certain fuel-cost adjustment rights.

The Agreement also includes a minimum utilization and take-or-pay requirement. The Company is required to maintain minimum utilization of 80% of the contracted demand for each deployed container set, subject to specified excused shortfalls. In a shortfall month, the Company generally remains responsible for the energy charge applicable to the quantity required to satisfy the minimum utilization requirement.

The Agreement provides the Company with a limited Bitcoin price-related suspension right if the closing price of Bitcoin is below $55,000 for 15 consecutive trading days. Subject to the parties’ mutual written agreement, the Company may suspend all or part of its mining operations for up to one calendar month and pay a $7,500 suspension fee for the suspended operations. If, at the end of the suspension period, Bitcoin remains below $55,000, either party may terminate the Agreement and applicable Service Order without an early termination fee, subject to accrued obligations and equipment removal costs.

The initial term of the Agreement is 36 months, followed by automatic 12-month renewal periods unless either party provides at least 90 days’ prior written notice of non-renewal.

The Company is required to maintain specified insurance coverage, including commercial general liability insurance of at least $2.0 million per occurrence and $4.0 million annual aggregate, property insurance covering Company equipment, and workers’ compensation and employers’ liability insurance as specified in the Agreement. The Company also is required to maintain a $90,000 security deposit per container set and certain revenue-control arrangements intended to permit PWRU to recover amounts payable from Gross Mining Revenues, subject to the terms of the Agreement.

The Agreement contains customary provisions concerning operations, site access and security, ownership and risk of loss, confidentiality, indemnification, limitation of liability, events of default, remedies, force majeure, dispute resolution and other matters. The Agreement is governed by Florida law, with state and federal courts located in Miami-Dade County, Florida having exclusive jurisdiction over disputes.

The foregoing description of the Agreement and Service Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Service Order, which will be filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. The Company has undertaken material payment and performance obligations under the Agreement, including the one-time charges, security deposits, recurring colocation and administration charges, energy charges and minimum utilization/take-or-pay obligations described above. The amounts payable under the Agreement will depend in part upon the number of container sets deployed, electricity consumed and Gross Mining Revenues attributable to the Company’s equipment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Power-as-a-Service and Colocation Services Agreement, dated as of August 20, 2026, by and between Power Upp USA, Inc. and Cuentas, Inc., together with Service Order No. 1.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: September 23, 2026	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Chief Executive Officer

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